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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    November 24, 1998





                            HARVARD INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)




              Delaware                   0-21362                 21-0715310
    (State or other jurisdiction       (Commission              (IRS Employer
          of incorporation)            File Number)          Identification No.)



3 Werner Way 08833
Lebanon, New Jersey (Zip Code)
(Address of principal executive offices)



Registrant's telephone number, including area code:  (908) 437-4100





          (Former name or former address, if changed from last report)

                                      NONE


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Item 5.  Other Events.

         On November 24, 1998, Harvard Industries, Inc. ("Harvard") and its nine domestic subsidiaries substantially consummated their First Amended and Modified Consolidated Plan Under Chapter 11 of the Bankruptcy Code of, dated August 19, 1998 (the "Plan of Reorganization"). A copy of the press release announcing Harvard's emergence from Chapter 11 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

         Pursuant to the Plan of Reorganization, Harvard was merged into Harvard Merger Corporation, a wholly-owned subsidiary of Harvard incorporated in the State of Delaware, in order to change Harvard's jurisdiction of incorporation from the State of Florida to the State of Delaware (the "Migratory Merger"). As part of the Migratory Merger, Harvard Merger Corporation was renamed as Harvard Industries, Inc.

         Pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the shares of Common Stock of Harvard issued and outstanding following the Migratory Merger are deemed registered under Section 12(g) of the Exchange Act.

Item 7.  Financial Statements and Exhibits

              (c)  Exhibits:

               99.1 Press Release of Harvard Industries, Inc. dated November 25,
                    1998.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            HARVARD INDUSTRIES, INC.



                                            By:/s/D. Craig Bowman
                                               ---------------------------
                                               Name: D.Craig Bowman
                                               Title:  Vice President, Law

December 3, 1998




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                                  EXHIBIT INDEX

     99.1 Press Release of Harvard Industries, Inc. dated November 25, 1998.




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